                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported): May 7, 1999 (May 3, 1999)



                              Fresh America Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Texas                        000-24124              76-0281274
 ---------------------------            ------------        ------------------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)        Identification No.)



    6600 LBJ Freeway, Suite 180, Dallas, Texas                   75240
    ------------------------------------------                 ----------
     (Address of principal executive offices)                  (Zip Code)



                                 (972) 774-0575
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

         On May 3, 1999, Fresh America Corp. (the "Company") and FreshPoint Holdings, Inc. ("Holdings") announced that they had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger of Holdings with and into the Company (the "Merger"). The Merger has been approved by the Boards of Directors of the Company and Holdings and the stockholders of Holdings.

         Pursuant to the Merger Agreement, all of the outstanding equity securities of Holdings will be exchanged for 5,685,826 shares of the Company's common stock.

         The transaction is expected to the completed in the third quarter of calendar year 1999. It is subject to refinancing the existing debt of Holdings and the Company and certain customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The Merger is also subject to the approval by the Company's shareholders.

         Copies of the Merger Agreement and the press release issued by the Company announcing the transaction have been filed as exhibits hereto and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  EXHIBITS

                  2.1 Agreement and Plan of Merger dated as of May 3, 1999 between Fresh America Corp. and FreshPoint Holdings, Inc.

                  99.1        Press Release of the Company dated May 3, 1999

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FRESH AMERICA CORP.


                                        By:     /s/ John Gray
                                             ---------------------------------
                                        Name:   John Gray
                                        Title:  Chief Financial Officer


Dated:  May 7, 1999

                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
----------                          -----------
     2.1                   Agreement and Plan of Merger dated as of May 3, 1999
                           between Fresh America Corp. and FreshPoint Holdings,
                           Inc.

     99.1                  Press Release of the Company dated May 3, 1999